                                                                    EXHIBIT 23.4

                           Forrester Research, Inc.



                                                October 5, 1998



To:  Jack Hidary
     EarthWeb, Inc.


The undersigned hereby consents to the references to the undersigned included in the Registration Statement on Form S-1 of EarthWeb, Inc. and any amendment thereto.

                                        /s/ Stuart Woodring
                                        --------------------
                                        By:  Stuart Woodring
                                        Title:  VP, Research